                                                                   EXHIBIT 10.54



                                      LEASE
                              TERMINATION AGREEMENT


         This Lease Termination Agreement ("Agreement") is made to be effective as of June 4, 1999, by and among, MARINA WESTSHORE PARTNERS, LLC, a California limited liability company ("Landlord") and LXR BIOTECHNOLOGY, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

         A. Landlord's predecessor in interest and Tenant entered into that certain Sublease dated August 19, 1993, which, as amended, is referred to herein as the "Lease". All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

         B. The Sublease Premises constitute in excess of 32,800 rentable square feet and the Term of the Lease is scheduled to expire on June 30, 2010. Tenant has determined that Tenant no longer has need of the substantial space currently under lease and desires to terminate the Lease and its ongoing liability thereunder. In consideration for such termination of the Lease, Tenant has offered to make a lump sum payment to Landlord and to transfer to Landlord the interest of Tenant in certain leasehold improvements, as more fully set forth below.

         C. Landlord has expressed its willingness to agree to such an arrangement and to provide a license to Tenant to remain in the Sublease Premises for a limited period of time, as set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto agree as follows:

         1. LEASE TERMINATION. In consideration of the covenants of the parties set forth herein, Landlord and Tenant agree that the Lease shall terminate effective on June 4, 1999 (the "Termination Date"), subject however to Tenant's performance its obligations under clauses (a) and (b) below. In consideration for such termination and the license to be granted to Tenant as described in
Section 5 below, Landlord shall retain the Security Deposit in the amount of $22,910.40 (to be used, at Landlord's election, to restore the restroom to the Premises that Tenant altered), and on or before June 4, 1999 (a) Tenant shall pay to Landlord the sum of $66,000 by cashier's check or wire transfer of funds to Landlord's designated bank account, and (b) Tenant shall execute and deliver to Landlord a bill of sale in the form attached hereto as Exhibit A , thereby transferring to Landlord the interest of Tenant in certain fixtures and improvements described in Section 2 below and identified in Exhibit B attached hereto (the "Leasehold Assets"). While Landlord and Tenant believe the Leasehold Assets to be fixtures and therefore a part of the Leased



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Premises rather than personal property, if any sales tax is imposed with respect to the transfer of the Leasehold Assets, Tenant shall be responsible the payment of such tax.

         2. LEASEHOLD ASSETS. The Leasehold Assets comprise all fixtures and leasehold improvements on the Leased Premises in which Tenant has an interest, including without limiting the foregoing, all laboratory benches, fume hoods, autoclaves and cold rooms, the manufacturing room, the house deionised water system and the security system. The Leasehold Assets include all items described in Exhibit B attached hereto. Unless itemized and specifically included on Exhibit B attached hereto, the Leasehold Assets expressly exclude all personal property computers, office equipment and supplies, free- standing laboratory equipment, and office furniture and furnishings at the Leased Premises.

         3. SURRENDER; CONDITION OF PREMISES AND TERMINATION. On or before 3:00 p.m. on the Termination Date, Tenant shall, subject to the License, surrender possession of the Leased Premises and the Leasehold Assets to Landlord in substantially the same condition as they were on May 13, 1999, during the joint walk-through of the Leased Premises by representatives of Landlord and Tenant. Subject to Tenant performing its obligations to Landlord set forth in this Agreement, Tenant shall have no further obligations under the Sublease after the Termination Date.

         4. RELEASE OF LIABILITY. Conditioned on the full and timely performance by the parties of the provisions of this Agreement, effective as of the Termination Date, Landlord and Tenant shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the Lease. This Agreement shall fully and finally settle all demands, charges, claims, accounts, or causes of action of any nature, including, but not limited to, both known and unknown claims and causes of action that arise out of or in connection with the Lease, and this Agreement constitutes a mutual release with respect to the Lease.

         Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         5. LICENSE. For valuable consideration, the receipt of which is hereby acknowledged by Landlord, and in consideration for Tenant performing its obligations set forth above, as an accommodation to Tenant to enable Tenant to remove and possibly sell certain personal property assets of Tenant at the Leased Premises (which excludes any interest of Tenant in the Leasehold Assets), concurrent with the execution of this Agreement, Landlord agrees to enter into a license with Tenant in the form of Exhibit C attached hereto, permitting Tenant to remain in the Leased Premises for an interim period.



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         6. VOLUNTARY AGREEMENT. The parties each confirm that they have had an opportunity to have their respective legal counsel review this Agreement and the Exhibits hereto. The parties further confirm that each has read this Agreement and the mutual releases contained in it, and each has freely entered into this Agreement.

         7. BINDING EFFECT. Each of the parties represents to the other that all authorizations necessary for it to enter into this Agreement have been obtained, that it has full power and authority to enter into this Agreement and perform its obligations hereunder, that the persons executing this Agreement on behalf of such party are duly authorized to do so, and that this Agreement is binding on such party and enforceable in accordance with its terms. This



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Agreement shall binding on and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.


                                      LXR BIOTECHNOLOGY, INC.,
                                      a Delaware corporation


                                      By:  /s/Paul J. Hastings
                                         ---------------------------------
                                      Name:    Paul J. Hastings
                                            ------------------------------
                                      Its:  President & CEO
                                          --------------------------------

                                      By:
                                         ---------------------------------
                                      Name:
                                            ------------------------------
                                      Its:
                                           -------------------------------



                                      MARINA WESTSHORE PARTNERS, LLC,
                                      a California limited liability company


                                       By  /s/ Richard R. Poe
                                         ---------------------------------
                                              Richard R. Poe
                                              Its Manager



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

                                    EXHIBIT A

                                  BILL OF SALE


                  FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, LXR BIOTECHNOLOGY, INC., a Delaware corporation ("LXR"), hereby transfers, assigns, conveys and sets over to MARINA WESTSHORE PARTNERS, LLC, a California limited liability company, all of LXR's right, title and interest in and to the assets described in Exhibit A attached hereto (the "Leasehold Assets"). The parties acknowledge that this Bill of Sale is made to implement, that certain Lease Termination Agreement between the parties dated as of June 4, 1999.

                  LXR covenants and agrees to warrant and defend title to the Leasehold Assets against the just and lawful claims and demands of all persons whomsoever and to execute such further documents as may be deemed desirable from time to time to fully effectuate this Bill of Sale.

                  IN WITNESS WHEREOF, LXR has executed this instrument to be effective as of June 4, 1999.


                                  LXR BIOTECHNOLOGY, INC.,
                                  a Delaware corporation


                                  By:  /s/ Paul J. Hastings
                                      ---------------------------------
                                  Name:      Paul J. Hastings
                                      ---------------------------------
                                  Its:  President & CEO
                                      ---------------------------------

                                  By:
                                      ---------------------------------
                                  Name:
                                      ---------------------------------
                                  Its:
                                      ---------------------------------




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

                                    EXHIBIT B

                          SCHEDULE OF LEASEHOLD ASSETS




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                                    EXHIBIT C

                                LICENSE AGREEMENT


         This License Agreement ("Agreement") is made to be effective as of June 4, 1999 (the "Commencement Date"), by and among, MARINA WESTSHORE PARTNERS, LLC, a California limited liability company ("Licensor") and LXR BIOTECHNOLOGY, INC., a Delaware corporation ("Licensee").

1.       GRANT OF LICENSE.

         Subject to the terms and conditions contained herein, Licensor grants to Licensee an exclusive, irrevocable license to use those certain premises previously occupied by Licensee as a tenant of Licensor, constituting approximately 32,800 square feet at Building C at 1401 Marina Way South, Richmond, California (the "Licensed Space"). This Agreement is made pursuant to that certain Lease Termination Agreement between the parties dated of even date herewith, and Licensee shall not be required to pay Licensor any further consideration for the license (beyond the consideration paid by Licensee to Licensor under Section 1 of the Lease Termination Agreement) granted by Licensor under this Agreement for Licensee's use of the Licensed Space.

2.       PURPOSE AND USE.

         The purpose of the license granted by Licensor to Licensee hereunder shall be to permit Licensee to have exclusive interim occupancy at the Licensed Space for the purpose of office use, storing, showing for sale, and selling (by private sale, auction and such other means as Licensee may choose to employ) the personal property of Licensee therein, which includes certain intellectual property and computers, office equipment and supplies, free-standing laboratory equipment, and office furniture and furnishings (collectively, the "Personal Property"). Licensee shall not use the Licensed Space for any other purpose whatsoever without the prior written consent of Licensor, which consent Licensor may grant or deny in the exercise of its sole and absolute discretion.

         On or before the end of the Term, Licensee shall remove all its personal property from the Leased Premises, and all property of Licensee not removed hereunder shall be deemed, at Licensor's option, to be abandoned by Licensee and Licensor may store such property in Licensee's name at Licensee's expense, and/or dispose of the same in any manner permitted by law.

         Licensee agrees that it will comply with and conform to all laws and ordinances, Municipal, State and Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board or Authority, present or future, in any way relating to the use or occupancy of the Licensed Space throughout the term of this Agreement, except that Licensee shall not be required to make any alterations of the structure, foundation, exterior walls or exterior roof of the Buildings, or to correct




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any defect in the original construction of the Leased Premises, in order to comply unless such alterations of the structure, foundation, exterior walls or exterior roof of the Buildings shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Licensee or any person claiming through or under Licensee, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Leased Premises by Licensee or any such person.

         Without limiting the generality of the foregoing, Licensee agrees it shall not do or permit anything to be done in or about the Licensed Space which will in any way obstruct or interfere with the rights of tenants in other portions of the building and the project of which the Licensed Space is a part. Licensee further agrees that it shall not commit or suffer to be committed any waste in or upon the Licensed Space.

         Licensor reserves and shall have the right to enter the Licensed Space, at any reasonable time and with reasonable notice, to inspect the same, to show the same to prospective tenants, and to make repairs therein.

3.       ALTERATIONS.

         Licensee shall not make, or suffer to be made, any alterations of the Licensed Space, or any part thereof. Without limiting the foregoing, Licensee shall not remove any Leasehold Assets (as defined in the Lease Termination Agreement) from the Licensed Space.

4.       TERM; RELOCATION.

         The term of the license granted under this Agreement shall commence on the Commencement Date and end on September 30, 1999 (the "Termination Date"), unless earlier terminated as provided herein. Licensee, on or before the Termination Date specified above, shall remove all of Licensee's Personal Property from the Licensed Space and shall vacate the Licensed Space and shall surrender possession of the Licensed Space and the Leasehold Assets to Licensor in substantially the same condition as they were on May 13, 1999 when Licensor and Licensee did a joint walk through. If Licensor gives a Relocation Notice in the manner provided below and Licensee does not timely relocate to the Relocation Space as required below, Licensor may terminate this Agreement by giving notice of termination, which termination shall be effective on the date of such notice.

         Licensor may at any time give Licensee at least ten (10) prior days notice (the "Relocation Notice") of Licensor's intent to relocate Licensee to other office space of not less than 400 square feet within Building C (plus additional space incidental thereto for storage of Licensee's records), which relocation space may be within Licensor's current offices and/or other nearby space (the space so designated by Licensor is referred to herein as the "Relocation Space"); provided however that Licensee shall not be required to relocate prior to August 10, 1999. Within five (5) days of receipt of the Relocation




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Notice, Licensee may elect by written notice to Licensor to vacate the Licensed
Space and terminate this Agreement effective upon a date on or before the date that Licensee would have had to relocate. If Licensee does not so elect to vacate the Licensed Space and terminate this Agreement, then Licensee shall, at Licensee's sole cost and expense, remove its Personal Property and relocate such of its Personal Property as it reasonably determines to the Relocation Space on the date specified by Licensor in the Relocation Notice. Upon such relocation by Licensee, the Relocation Space shall become the Licensed Space hereunder.

         Licensee may not hold over under any circumstances. Upon any holding over by Licensee following the expiration of the term of this Agreement, Licensee shall be deemed to be wrongfully trespassing upon the Licensed Space without Licensor's consent, and Licensee shall be liable to Licensor for not only tort damages measured by the reasonable value of the use and occupation of the Licensed Space, but shall also be liable to Licensor for any other damages incurred by Licensor as a result of Licensee's delay in surrendering possession of the Licensed Space, including, but not limited to any loss arising from Licensor's inability to prepare the Licensed Space for occupancy by others, and any claim made by any third party founded on such delay.

5.       OPERATING COSTS.

         Licensee shall maintain in its name and be solely responsible for the payment for any utilities necessary for Licensee's operations at the Licensed Space and all costs of cleaning and maintaining the Licensed Space. Licensee shall not be required to reimburse Licensor for any costs incurred by Licensor in maintaining the Building or the business park.

6.       INSURANCE.

         Licensee agrees to maintain in full force during the term of this Agreement, at Licensee's own cost and expense, a policy of comprehensive liability insurance, including property damage, which will insure Licensee and Licensor against liability for injury to persons, damage to property, and death of any person occurring in or about the Licensed Space. The policy shall have the same scope, form, limits of liability and coverage as the comprehensive liability policy most recently required to be maintained by Licensee when it leased the Licensed Space from Licensor. Licensee shall provide Licensor with a copy of the policy, including an endorsement that states that the policy will not be canceled except after thirty (30) days' notice in writing to Licensor.

         Each of the parties hereto does hereby waive its entire right of recovery against the other for any damages caused by an occurrence insured against by such party, and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy to the extent allowed by each party's respective insurance carrier. The parties covenant that at the Commencement Date of the term of this Agreement, their respective insurance policies will contain waiver of subrogation endorsements.



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7.       MAINTENANCE; TAXES; SECURITY.

         During the term of this Agreement, Licensee shall be solely responsible, at its expense, for the maintenance and operation of the Licensed Space, and shall pay, before delinquency, all personal property taxes, employment taxes, sale and use taxes, if any, due as a result of Licensee's business conducted at the Licensed Space. Licensee shall be solely responsible, at its expense, for maintaining and providing all necessary security to the Licensed Space, and Licensee assumes the risk of theft or damage to its Personal Property from any cause whatsoever, except the sole negligence or willful misconduct of Licensor.

8.       NON-TRANSFERABILITY OF LICENSE.

         The license granted under this Agreement shall be, and is, personal to Licensee and is not transferable or assignable, and Licensee shall have no right to "sublet" the Licensed Space. Any transfer or purported transfer, however structured, in whatever form or nature, whether by means of an assignment of this Agreement or an attempted subletting of the Licensed Space, shall be null and void and shall be a material default of this agreement causing the immediate and automatic termination thereof.

9.       ATTORNEYS' FEES.

         If any action or proceeding arising out of or related to this Agreement is brought by either party to this Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs and expenses incurred in the action or proceeding by the prevailing party.

10.      RELEASE AND INDEMNITY.

         Licensee, as a material part of the consideration to be rendered to Licensor, (i) hereby releases and waives all claims against Licensor for injury to any person or for damages to Licensee's Personal Property in, upon or about the Licensed Space from any cause arising at any time except the sole negligence or willful misconduct of Licensor, and (ii) shall indemnify, defend, protect and hold Licensor harmless from any suit, claim, loss, liability, cost, damage, expense (including, but not limited to attorneys' fees) arising out of any damage or injury to any person or to the Personal Property and any other property of any person in the Licensed Space or arising from the failure of Licensee to comply with any of the provisions of this Agreement.

11.      ENTIRE AGREEMENT.

         The Lease Termination Agreement and the Lease referenced therein, as to the period prior to the commencement of the term hereof, and the Lease Termination Agreement and this Agreement for the period thereafter, constitute the entire agreement between Licensor and Licensee relating to the use of the Licensed Space, or




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matters related thereto. Subject to the foregoing, any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. Any amendment to this Agreement shall be of no force and effect unless it is in writing and signed by both Licensee and Licensor.

12.      EXCULPATION.

         Licensor, is a California limited liability company. All persons dealing with Licensor, its manager, members, employees or representatives shall look solely to Licensor's property for satisfaction of claims of any nature arising in connection with the affairs of Licensor.

13.      WAIVER.

         No covenant or condition of this Agreement can be waived except by the written consent of the Licensor or Licensee as appropriate, and forbearance or indulgence by Licensor or Licensee in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed.

14.      NOTICES.

         Any notices, demands, requests or other communications given or required to be given under this Agreement shall be effective only if rendered or given in writing, and either delivered personally, sent by overnight delivery service, or sent by registered or certified mail, return receipt requested, addressed (a) to Licensee at the Licensed Space (b) to Licensor at 1391 Marina Way South, Richmond, CA 94804, or (c) to either Licensor or Licensee at such other address as either Licensor or Licensee may designate as its new address for such purpose by notice given to the other in accordance herewith. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of actual delivery or the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and, in the absence of such record of delivery, the effective date shall be presumed to have been the second business day after the date when it shall have been deposited in the mail as provided herein if sent by registered or certified mail.

15.      SEVERABILITY.

                  If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; it is the intention of Licensor and Licensee that if any provision of this Agreement is capable of two constructions, one of which would render the


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provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.


                                       LICENSEE:
                                       LXR BIOTECHNOLOGY, INC.,
                                       a Delaware corporation


                                       By:  /s/ Paul J. Hastings
                                          ---------------------------------
                                       Name:      Paul J. Hastings
                                            -------------------------------
                                       Its:  President & CEO
                                           --------------------------------

                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Its:
                                           --------------------------------



                                       LICENSOR:
                                       MARINA WESTSHORE PARTNERS, LLC,
                                       a California limited liability company


                                       By  /s/Richard R. Poe
                                          ---------------------------------
                                              Richard R. Poe
                                              Its Manager


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